PLEDGE AGREEMENT dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), and each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Pledgor and Guarantor" and collectively, the "Pledgors and Guarantors") and Citicorp USA, Inc., a Delaware corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., as trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001 between the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among the Issuer, each Pledgor and Guarantor party thereto and the Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Indenture and, if not defined therein, in the Restructuring Agreement.

The Holders have agreed to purchase the Notes pursuant to, and upon the terms and subject to the conditions specified in, the Restructuring Agreement and the Indenture. Each of the Pledgors and Guarantors has agreed to guarantee, among other things, all the obligations of the Issuer under the Indenture on a senior subordinated basis as set forth in Article 12 of the Indenture and Article II of the Guarantee Agreement. The obligations of the Holders to purchase the Notes are conditioned upon, among other things, the execution and delivery by the Issuer of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption, retirement, repurchase or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer and the Pledgors and Guarantors to the Secured Parties under the Indenture, the Notes and the Security Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the Pledgors and Guarantors under or pursuant to the Indenture, the Notes and the Security Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Indenture Obligations").

Accordingly, the Pledgors and Guarantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor and Guarantor hereby pledges and grants to the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor and Guarantor's right, title and interest in, to and under (a) the Equity Interests owned by it which are listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and Guarantor and the certificates representing all such Equity Interests (the "Pledged Interests"); provided that the Pledged Interests shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary or (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation or (iii) to the extent that applicable law requires that a Subsidiary of such Pledgor and Guarantor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities owned by it which are listed opposite the name of such Pledgor and Guarantor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and Guarantor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of such Pledgor and Guarantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any Pledged Interests, any Pledged Debt Securities or any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and Guarantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. The pledge of the Pledged Securities is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Issuer and MEMC Pasadena.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2. Delivery of the Collateral. (a) Each Pledgor and Guarantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

(b) Each Pledgor and Guarantor will cause any Indebtedness for borrowed money owed to the Pledgor and Guarantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

SECTION 3. Representations, Warranties and Covenants. Each Pledgor and Guarantor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Interests represent that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

(b) except for the prior lien and security interest granted under the Revolving Loan Documentation as security for the payment or performance, as the case may be, in full of the Revolver Obligations ( the "Senior Security Interest") and the security interest granted hereunder, such Pledgor and Guarantor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by such Pledgor and Guarantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) such Pledgor and Guarantor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

(d) no consent of any other Person (including stockholders or creditors of any Pledgor and Guarantor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

(e) by virtue of the execution and delivery by the Pledgors and Guarantors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Indenture Obligations (subject only to the lien and security interest that comprise the Senior Security Interest);

(f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

(g) all of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Interests is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors and Guarantors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor and Guarantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor and Guarantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Pledgor and Guarantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Transaction Documents; provided, however, that such Pledgor and Guarantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Indenture or any other Transaction Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Pledgor and Guarantor, or cause to be executed and delivered to each Pledgor and Guarantor, all such proxies, powers of attorney and other instruments as such Pledgor and Guarantor may reasonably request for the purpose of enabling such Pledgor and Guarantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

(iii) Each Pledgor and Guarantor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the Notes, the other Security Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor and Guarantor, shall not be commingled by such Pledgor and Guarantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(iv) With regard to the pledge of the shares of MEMC Electronic Materials S.p.A., the Collateral Agent shall take all reasonable actions required by applicable mandatory provisions of Italian law in order to enable the Pledgors and Guarantors to exercise all the rights to which the Pledgors and Guarantors are entitled under this Section 5.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor and Guarantor to dividends, interest or principal that such Pledgor and Guarantor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall subject to the provisions of this paragraph (b) have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor and Guarantor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and Guarantor, and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor and Guarantor all cash dividends, interest or principal (without interest), that such Pledgor and Guarantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor and Guarantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Holders of a majority, by aggregate principal amount, of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors and Guarantors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor and Guarantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor and Guarantor, and, to the extent permitted by applicable law, the Pledgors and Guarantors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor and Guarantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Pledgor and Guarantor 10 days' prior written notice (which each Pledgor and Guarantor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC (as defined in the Security Agreement) of the Collateral Agent's intention to make any sale of such Pledgor and Guarantor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor and Guarantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Indenture Obligation then due and payable to it from such Pledgor and Guarantor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor and Guarantor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor and Guarantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Indenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 7. Subordination. Notwithstanding anything to the contrary contained in this Pledge Agreement, all rights and remedies set forth in this Pledge Agreement shall be subject to the subordination provisions set forth in Article 12 of the Indenture and Article II of the Guarantee Agreement.

SECTION 8. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of any Revolver Obligations oustanding, to the extent the Revolving Loan Documentation is in force;

SECOND, to the payment of all costs and reasonable expenses incurred by the Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Indenture Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of any Pledgor and Guarantor, and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

THIRD, to the payment in full of the Indenture Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Indenture Obligations owed to them on the date of any such distribution); and

FOURTH, to the Pledgors and Guarantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9. Reimbursement of Collateral Agent.  (a)  Each Pledgor and Guarantor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor and Guarantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Transaction Documents, each Pledgor and Guarantor agrees to indemnify the Collateral Agent and the Indemnified Parties (as defined in Section 10.04 of the Restructuring Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any amounts payable as provided hereunder shall be additional Indenture Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Indenture Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 9 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 1 of the Notes.

SECTION 10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor and Guarantor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor and Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor and Guarantor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor and Guarantor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor and Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 11. Waivers; Amendment.  (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor and Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor and Guarantor in any case shall entitle such Pledgor and Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor and Guarantor or Pledgors and Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 10 of the Indenture.

SECTION 12. Securities Act, etc. In view of the position of the Pledgors and Guarantors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor and Guarantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor and Guarantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor and Guarantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in either case in accordance with a valid exemption from registration under the Federal Securities Laws. Each Pledgor and Guarantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 13. Registration, etc. Each Pledgor and Guarantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor and Guarantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor and Guarantor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor and Guarantor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor and Guarantor will bear all costs and expenses of carrying out its obligations under this Section 13. Each Pledgor and Guarantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 13 may be specifically enforced.

SECTION 14. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor and Guarantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Transaction Document, any agreement with respect to any of the Indenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Transaction Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Indenture Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor and Guarantor in respect of the Indenture Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Indenture Obligations).

SECTION 15. Termination or Release. (a)  This Agreement and the security interests granted hereby shall terminate when all the Indenture Obligations have been indefeasibly paid in full and there are no Notes outstanding.

(b) Upon any sale or other transfer by any Pledgor and Guarantor of any Collateral that is permitted under the Indenture to any Person that is not a Pledgor and Guarantor, or, upon the effectiveness of a release of the security interest granted hereby in any Collateral pursuant to Section 18, the security interest in such Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) or Section 18, the Collateral Agent shall execute and deliver to any Pledgor and Guarantor, at such Pledgor and Guarantor's expense, all documents that such Pledgor and Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 15 shall be without recourse to or warranty by the Collateral Agent.

SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor and Guarantor shall be given to it at the address or telecopy number set forth on Schedule I, with a copy to the Issuer.

SECTION 17. Further Assurances. Each Pledgor and Guarantor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 18. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor and Guarantor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor and Guarantor when a counterpart hereof executed on behalf of such Pledgor and Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and Guarantor, and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor and Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor and Guarantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Transaction Documents. In the event that a Pledgor and Guarantor ceases to be a Subsidiary pursuant to a transaction permitted under the Transaction Documents, such Pledgor and Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and Guarantor, and may be amended, modified, supplemented, waived or released with respect to any Pledgor and Guarantor without the approval of any other Pledgor and Guarantor, and without affecting the obligations of any other Pledgor and Guarantor hereunder.

SECTION 19. Survival of Agreement; Severability.  (a)  All covenants, agreements, representations and warranties made by each Pledgor and Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the issuance and delivery to the Holders of the Notes, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as any Indenture Obligation remains unpaid and for so long as any Notes are outstanding.

(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 18. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 22. Rules of Interpretation. The rules of construction specified in Section 1.03 of the Indenture shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 23. Jurisdiction; Consent to Service of Process.  (a)  Each Pledgor and Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Pledgor and Guarantor or its properties in the courts of any jurisdiction.

(b) Each Pledgor and Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 25. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Pledgor and Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Pledgor and Guarantor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Pledgor and Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Pledgor and Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Pledgor and Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

SECTION 26. Additional Pledgors and Guarantors. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into this Agreement as a Pledgor and Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Pledgor and Guarantor hereunder with the same force and effect as if originally named as a Pledgor and Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor and Guarantor hereunder. The rights and obligations of each Pledgor and Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor and Guarantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MEMC ELECTRONIC MATERIALS, INC. By:___/s/ James M. Stolze____________________ Name: James M. Stolze Title: Executive Vice President, Chief Financial Officer

By:___/s/ Kenneth L. Young__________________ Name: Kenneth L. Young Title: Treasurer

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO, as Pledgor and Guarantor

By:___/s/ Kenneth L. Young_______________________
Name: Kenneth L. Young, in his capacity as Treasurer for each of the Subsidiaries listed on Schedule I hereto

Citicorp USA, Inc., as Collateral Agent By:_ /s/ Edward T. Crook____________________ Name: Edward T. Crook Title: Managing Director and Vice President

Schedule I to the
Pledge Agreement

PLEDGORS AND GUARANTORS

Name	Address

1.
2.
3.
4.
5.
6.

Schedule II to the
Pledge Agreement

CAPITAL STOCK OR OTHER EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares or Other Equity Interests	Percentage of Shares or Other Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Annex 1 to the
Pledge Agreement

SUPPLEMENT NO. [ ] dated as of [ ] to the PLEDGE AGREEMENT dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Issuer"), and each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Pledgor and Guarantor" and collectively, the "Pledgors and Guarantors,") and Citicorp USA, Inc., a Delaware corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer and Citibank, N.A., as Trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001 between the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among the Issuer, each Pledgor and Guarantor party thereto and the Collateral Agent.

B. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Indenture and, if not defined therein, in the Restructuring Agreement.

C. The Pledgors and Guarantors have entered into the Pledge Agreement in order to induce the Holders to purchase Notes. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into the Pledge Agreement as a Pledgor and Guarantor upon becoming a Domestic Subsidiary. Section 26 of the Pledge Agreement provides that such Subsidiaries may become Pledgors and Guarantors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor and Guarantor") is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Pledgor and Guarantor under the Pledge Agreement as consideration for Notes previously purchased.

Accordingly, the Collateral Agent and the New Pledgor and Guarantor agree as follows:

SECTION 1. In accordance with Section 26 of the Pledge Agreement, the New Pledgor and Guarantor by its signature below becomes a Pledgor and Guarantor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and Guarantor, and the New Pledgor and Guarantor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor and Guarantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Pledgor and Guarantor, as security for the payment and performance in full of the Indenture Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Holders, their successors and assigns, a security interest in and lien on all of the New Pledgor and Guarantor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor and Guarantor. Each reference to a "Pledgor and Guarantor" in the Pledge Agreement shall be deemed to include the New Pledgor and Guarantor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor and Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Pledgor and Guarantor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor and Guarantor shall be given to it at the address set forth under its signature hereto, below, with a copy to the Issuer.

SECTION 9. The New Pledgor and Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Pledgor and Guarantor, and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF NEW PLEDGOR AND GUARANTOR] By_____________________________________ Name: Title: Address:
Citicorp USA, Inc., as Collateral Agent By_____________________________________ Name: Title:

Schedule I to
Supplement No. [ ]
to the Pledge Agreement

Pledged Securities of the New Pledgor and Guarantor

CAPITAL STOCK OR OTHER EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares or Other Equity Interests	Percentage of Shares or Other Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date